EXHIBIT 10.6


                       AMENDMENT TO FIRST BANK OF FLORIDA
                              EMPLOYMENT AGREEMENT


This Amendment is made effective as of April 21, 1998 by and between First Bank of Florida (the "Association") and ___________ ("Executive"), amending that certain Employment Agreement dated May 20, 1997 (the "Agreement").

In consideration of the mutual covenants, terms and conditions herein set forth, the Agreement is amended, effective on the date hereof, as follows:

1)   The following shall be added at the end of Section 8 of the Agreement:

     "(c) If within fifteen (15) days after any Notice of Termination following a Change of Control is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 8(c)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the term of this Agreement ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

     (d) If a purported termination occurs following a Change of Control and during the term of this Agreement and the Date of Termination is extended in accordance with Section 8(c) hereof, the Association shall continue to pay Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue Executive as a participant in all compensation, benfit and insurance plans in which Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 8(c) hereof. Amounts paid under this Section 8(d) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement."

2)   The following shall be added at the end of Section 4 of the Agreement:

     "Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. Further, except as expressly provided in Sections 4(b)(iii) and 5(c)(iii), the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned or benefits received by Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to the Association, or otherwise."

3) The following shall be added after the words "in accordance with this Agreement" in Section 11 of the Agreement:

     ",as such Agreement may have been amended at any time on or before April 21, 1998,"

All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, First Bank of Florida has caused this Amendment to be executed by its duly authorized officer, and Executive has executed this Amendment, as of the day and year first above written.




ATTEST:                                      FIRST BANK OF FLORIDA


                                             By:
----------------------------                      ------------------------------


WITNESS



----------------------------                 -----------------------------------
                                             Executive


                                             As to the Guarantee:

ATTEST:                                      FIRST PALM BEACH BANCORP., INC.


                                             By:
----------------------------                      ------------------------------

                                       31